UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2012, Archer-Daniels-Midland Company (the “Company”), as servicer, ADM Receivables, LLC, a wholly-owned bankruptcy-remote entity (“ADM Receivables”), as seller, Gotham Funding Corporation and Nieuw Amsterdam Receivables Corporation, as conduit purchasers, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch (“Rabobank”), as committed purchasers, BTMU and Rabobank, as co-program agents, BTMU and Rabobank, as purchaser agents, and BTMU, as collateral agent (the “Collateral Agent”), entered into an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) amending and restating an agreement dated as of July 1, 2011.

The Receivables Purchase Agreement and related transaction documents provide a receivables securitization facility under which the Company and certain of its subsidiaries (the “Originators”) may obtain up to $1.0 billion of funding against certain of their U.S.- originated accounts receivable (the “Receivables”).

Under the securitization facility, the Originators sell the Receivables to ADM Receivables, which in turn may obtain funding from time to time from the conduit purchasers or the committed purchasers by requesting an initial purchase of its interests in the Receivables or, following an initial purchase, an additional capital payment. Upon an initial purchase, ADM Receivables transfers its interests in the Receivables to the Collateral Agent, for the benefit of the funding purchasers, in exchange for amounts funded in cash together with deferred consideration payable only from collections of Receivables. Thereafter, interests in newly originated Receivables are generally transferred to the Collateral Agent on a daily basis; collections, after certain amounts are set aside for payment of “yield” and fees related to the facility, generally are paid to ADM Receivables in reduction of the deferred consideration and, in turn, to the Company and the other Originators in reduction of ADM Receivables’ deferred obligation to pay the purchase price for the Receivables. In addition, collections will be applied, on a priority basis pursuant to the terms of the Receivables Purchase Agreement, to reduce amounts funded by the purchasers, from time to time at the request of ADM Receivables or upon termination of the securitization facility. The facility is subject to reserve requirements and termination events that are customary for such a facility.

Receivable balances related to this accounts receivable securitization facility had previously been reported as trade receivables in the Company’s consolidated balance sheets. On March 27, 2012, the transaction documents were amended in such a way that, if funding is obtained under the facility, those receivable balances generally will no longer be reported as trade receivables in the Company’s consolidated balance sheets.

The facility will terminate on June 29, 2012 unless extended by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: April 2, 2012	By	/s/ Vikram Luthar
Vikram Luthar Group Vice President, Finance